UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2015 (June 12, 2015)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
3661 Horseblock Road, Medford, NY 11763
(Address of principal executive offices and zip code)
(631)924-1135
(Registrant's telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Item 5.02.                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2015, effective May 22, 2015, Chembio Diagnostics, Inc. (the "Company") entered into an employment agreement (the "Employment Agreement") with Sharon Klugewicz to continue to serve as the Chief Operating Officer (the "COO") of the Company for a term of two years from May 22, 2015, unless terminated earlier in accordance with the Employment Agreement.  The Employment Agreement follows immediately from the expiration date of the two-year employment agreement, effective as of May 22, 2013, for Ms. Klugewicz to serve as COO of the Company.  In her continuing role as COO, Ms. Klugewicz will continue to be responsible for all of the Company's operational activities and will work closely with each of the functional areas of the Company including research and development, manufacturing, regulatory affairs, and sales and marketing.

Pursuant to the terms of the Agreement, the Company will pay Ms. Klugewicz an annual base salary of $265,000, with the option of a discretionary, performance-based annual cash bonus of up to 37.5% of her base salary.  In the event Ms. Klugewicz's employment is terminated by reason of disability or for "cause", as defined in the Employment Agreement, all compensation including her base salary and her right to receive a performance bonus, will cease as of her termination date, and Ms. Klugewicz will receive no severance benefits.  If the Company terminates Ms. Klugewicz's employment without cause or Ms. Klugewicz terminates her employment for a reasonable basis, as defined in the Employment Agreement (the definition of reasonable cause includes termination by Employee within a six-month period after a "Change of Control"), then the Company will pay Ms. Klugewicz her base salary for a period of six (6) months as severance.  The Employment Agreement also contains provisions prohibiting Ms. Klugewicz from (i) soliciting the Company's employees for a period of twenty-four (24) months following her termination, (ii) soliciting the Company's customers, agents, or other sources of distribution of the Company's business for a period of twelve (12) months following her termination, and (iii) except where termination is involuntary upon a "Change in Control," engaging or participating in any business that directly competes with the business activities of the Company in any market in which the Company is in business or plans to do business.  The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, [which is attached as Exhibit 10.1 hereto and incorporated by reference herein.]

Prior to joining the Company in September 2012, Ms. Klugewicz, age 47, served as Senior Vice President, Scientific & Laboratory Services at Pall Corporation (NYSE:PLL), a world leader in filtration, separation and purification technologies.  Prior to that, Ms. Klugewicz held a number of positions at Pall Corporation over her twenty (20) year tenure there including in the Pall Life Sciences Division, in Marketing Product Management, and Field Technical Services, (which included a position as Senior Vice President, Global Quality Controls).  Ms. Klugewicz holds an M.S. in Biochemistry from Adelphi University and a B.S. in Neurobiology from Stony Brook University.

Item 9.01.                          Financial Statements and Exhibits.

Exhibit No.                          Description

10.1	Employment Agreement by and between Chembio Diagnostics, Inc. and Ms. Klugewicz, effective May 22, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEMBIO DIAGNOSTICS, INC.

Dated: June 17, 2015

/s/ John J. Sperzel III
John J. Sperzel III
Chief Executive Officer